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                                                                    EXHIBIT 23.1







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement that is made a part of the Registration Statement (Form S-4) and related Prospectus of Anchor BanCorp Wisconsin Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated April 28, 1998, with respect to the consolidated financial statements of Anchor BanCorp Wisconsin Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP





Chicago, Illinois
April 27, 1999